UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

LIFEAPPS DIGITAL MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54867	80-0671280
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

Polo Plaza, 3790 Via De La Valle, #116E, Del Mar, CA 92014

(Address of principal executive offices, including zip code)

(858) 577-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 26, 2015, Our Board of Directors adopted resolutions authorizing an amendment (the “Amendment”) to our Amended and Restated Certificate of Incorporation to (i) change our name from LifeApps Digital Media Inc. to LifeApps Brands Inc. (the “Name Change”); (ii) to increase our authorized capital from 310,000,000 shares (300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share) to 510,000,000 shares (500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share) (the “Authorized Capital Increase”); and (iii) to reduce the number of outstanding shares of the our common stock by means of one-for-fifteen (1:15) reverse stock split (the “Reverse Stock Split,” and together with the name Change and the Authorized Capital Increase, the “Charter Amendments”); and (iv) to increase the number of shares issuable under the LifeApps Digital Media Inc. 2012 Equity Incentive Plan from 10,000,000 to 20,000,000, on a post-Reverse Stock Split basis (the “Plan Increase”). On October 26, 2015, the Charter Amendments and the Plan Increase were approved by the written consent of our stockholders holding a majority of the outstanding shares of our common stock as of the record date, October 26, 2015. We expect to file the Amendment with the Secretary of State of the State of Delaware effecting the Charter Amendments and to submit our Charter Amendments to FINRA for approval, shortly. At such time as the Charter Amendments are authorized by FINRA, our new name will be reflected on OTC Markets. We have not asked FINRA to authorize a new trading symbol and our trading symbol will remain “LFAP.”

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 26, 2015, our Board of Directors adopted resolutions authorizing the Charter Amendments and the Plan Increase and directing that the same be submitted to our stockholders for approval by written consent in lieu of a special meeting. The Charter Amendments were duly approved by the written consent of stockholders holding a majority of the outstanding shares of our common stock, which stockholders constituted all of our executive officers and directors. Under Delaware law, no meeting of stockholders was required to approve this amendment. As of October 26, 2015, holders of record as of October 26, 2015, voting an aggregate of 149,715,385 shares of our common stock (approximately 50.11% of the shares outstanding and entitled to vote as of the record date) approved the Charter Amendments by written consent. As no meeting was held, there were no votes against, nor any abstentions or broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LifeApps Digital Media Inc.

Date: November 2, 2015	By:	/s/ Robert Gayman
	Name:	Robert Gayman
	Title:	Chief Executive Officer